EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NF Energy Saving Corporation (the "Company") for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tingting Zhang, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period ended September 30, 2019.

NF Energy Saving Corporation

Date: November 14, 2019	By:	/s/ Tingting Zhang
Tingting Zhang
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes- Oxley Act of 2002 has been provided to NF Energy Saving Corp. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.